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                                                                   Exhibit 10.38
                                                                   -------------

                          ACT Teleconferencing, Inc.
                                   Agreement

                   Long Term Stock Incentive for Gene Warren
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Whereby it is hereby agreed:

(1.) ACT Teleconferencing, Inc. "ACT" agrees to issue Gene Warren with 4 year restricted ACT stock based on a compensation plan linked to large telco and other global customers. This is defined as global conferencing revenues of which Concert/AT&T are the present incumbents (global). Existing ACT companies with global accounts such as Ernst & Young, CSFB, Philips are EXCLUDED from this arrangement. New global customers such as NTT, KPN, France Telecom, or large industrial companies such as GE or GM or Siemens resulting in new ACT conferencing revenues would qualify for this incentive.

(2.) This incentive is limited to a 4 year plan. The calculation is based upon a notional 10% stake in the global accounts business (i.e. 25% of the value is acquired each year, for the next 4 years). Also, 25% of the stock is released from selling restriction per year and ownership also vests 25% per annum over this 4-year period.

(3.) The buyout calculation is at 2 times historic recorded audited revenue as defined in (1) above (provided a minimum PBT of global business is above 20% per annum). PBT to be determined by the Chief Financial Officer. Disagreements to be referred to the Audit Committee who's discretion is final. Each yearly component shall only become due on the 1/st/ of July of each year commencing July 1, 2001.

(4.) On current performance -- ignoring growth -- (see calculation page attached on Appendix A) and assuming global (today's Concert) revenue stays stable at $8m per annum and profitability above 20%, the theoretical bonus is today worth $1.6m or $400,000 per annum being the first realized 25% at July 1, 2002.

(5.) ACT stock is issued with 4 year restriction including a one-year Rule 144 restriction. For calculation purposes ACT shall use a value of 2 times historic audited revenue for the same period (notwithstanding ACT price at time of issue); however if ACT market price is higher than 2 times revenue at time of issue, the ACT market price will be used.

(6.) Initially, this bonus would cap at $3m.  Board has discretion to revise upwards based on growth/profit performance. The maximum compensation expense pursuant to this bonus to be expenses for any year on any proxy statement, prospectus or filing is not to exceed $750,000 per annum. If more than this has been achieved in any one year, the excess will be renegotiated and deferred for stock issuance in a following year. If performance is
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      superior during any one year the Board has discretion to accelerate vesting of ownership subject to the $750,000 cap mentioned above.

(7.) A further notional 10% stake based on VoIP revenues is available to be discussed and negotiated with Gene also on a phantom basis. An informal target of $7m exists, however this is entirely dependent on developments within the Internet and revenue and profit generation and no obligation currently exists upon ACT in any way shape or form.

(8.) ACT will investigate the tax consequences for Gene Warren and advise him accordingly; however all tax consequences of this plan are to be paid or arranged by Gene. The bonus will be expensed over a 4-year period commencing July 1, 2001, and taxes will be recognized accordingly.

(9.) In regard to the $237,000 loan to Gene Warren, all efforts will be made for it to be concurrently transferred to a bank as part of this agreement and secured by a portion of these shares. Until such time will be secured by the issuance of these shares, and the previous security of stock options falls away with this Agreement unless variable accounting takes effect in which case the options or portion thereof will remain as security.

(10.) This Agreement supersedes all other Global Concert/AT&T/VoIP linked bonus agreements between Gene Warren and ACT Teleconferencing, Inc. Normal annual bonus plan as determined by the Chairman of ACT remains in place and is unaffected by this agreement.

(11.) The first issuance of stock according to the formula in Appendix A is 32,000 shares.



AGREED THIS     1st     DAY OF JULY, 2001
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_______________________                 __________________________________
Gene Warren                             ACT Teleconferencing, Inc.

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